INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT (this "Agreement") is entered into as of July 11, 1996 between ANDRE BALAZS ("Indemnitor") and THE SOHO HOTEL COMPANY, L.P. ("Soho").

                                    Recitals

     A. Soho is this day conveying all of its right, title and interest in and to that certain property having a street address of 147 Mercer Street (a/k/a 93-99 Prince Street), New York, New York (the "Property") to The Mercer I L.L.C. ("Buyer") pursuant to a certain Contract of Sale dated as of the date hereof between Soho, as seller, and Buyer, as purchaser (the "Purchase Agreement").

     B. Soho is comprised of Hotel Corporation of America, as general partner, and Sonesta Soho Investment Corp., Marmont Hotel Group, Inc., and Balazs, as limited partners. Hotel Corporation of America and Sonesta Soho Investment Corp. are entities affiliated with Sonesta International Hotels Corporation (such entities, collectively, the "Sonesta Partners").

     C. Indemnitor has agreed to indemnify Soho and the Sonesta Partners in respect of certain matters relating to the Purchase Agreement and conveyance of the Property.

                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Indemnification. Indemnitor shall protect, defend, indemnify and hold harmless Soho, the Sonesta Partners and their respective officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, successors and assigns (collectively, the "Indemnitees") from and against all liabilities (including sums paid in settlement of claims), losses, costs, obligations, demands, suits, liens, damages (including consequential and punitive damages), fines, penalties, forfeitures, actions, defenses, administrative proceedings, judgments, orders, equitable relief, expenses, reasonable attorneys' fees and expenses, and claims of any kind or nature whatsoever sought from or asserted against Indemnitees in connection with, in whole or in part, directly or indirectly, (i) any leases, contracts or other agreements entered into or administered by Indemnitor on behalf of Soho, including without limitation, the lease for space at the Hotel with J. Crew and all obligations of Soho arising thereunder, (ii) any actions taken by Indemnitor outside the scope of
Indemnitor's authority under the Amended and Restated Agreement of Limited Partnership of the Soho Hotel Company, L.P., as amended (the "Partnership
Agreement"), (iii) the title affidavit referenced in Section 4(f) of the Purchase Agreement, (iv) all closing costs payable by Soho in connection with the transaction contemplated under the Purchase Agreement, and (v) the costs of winding up the business of Soho and of dissolving Soho. This indemnification provision is in addition to and not in lieu of any indemnification



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obligations of Indemnitor in favor of Indemnitees  (or any of them) set forth in the Partnership Agreement.

2. Assignment. This Agreeement shall bind and inure to the benefit of the parties and their respective heirs, executors, successors and assigns.

3. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of law. Nothing contained in this Agreement shall constitute a waiver of any of Indemnitees' rights or remedies at law or in equity. If any provision of this Agreement or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and be enforced to the fullest extent permitted by law.

4. Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

     IN WITNESS WHEREOF, Soho and Indemnitor have executed this Agreement as of the date first written above.

                                          SOHO:

                                          THE SOHO HOTEL COMPANY, L.P.
                                          By:   Hotel Corporation of
                                                America, general partner

                                          By:   /s/
                                                -------------------------
                                                Name:  Peter J. Sonnabend
                                                Title:  Vice President

                                          INDEMNITOR:

                                          /s/
                                          -------------------------
                                          ANDRE BALAZS


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